As filed with the Securities and Exchange Commission on February 13, 2004

Registration No. 333-112471

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUNGARIAN TELEPHONE AND CABLE CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3652685
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1201 Third Avenue, Suite 3400 Seattle, WA	98101-3034
(Address of principal executive offices)	(Zip Code)

HUNGARIAN TELEPHONE AND CABLE CORP.

25,000 Shares of Common Stock to be Issued to

the Chief Executive Officer as Compensation

(Full Title of the Plan)

Peter T. Noone

General Counsel

Hungarian Telephone and Cable Corp.

1201 Third Avenue, Suite 3400

Seattle, WA 98101-3034

(206) 654-0204

(Name, Address, and Telephone Number,

including Area Code, of Agent for Service)

The Registrant’s Registration Statement No. 333-112471 was deemed effective by the Securities and Exchange Commission on February 4, 2004 in connection with the offering of 25,000 shares of common stock to the Registrant’s Chief Executive Officer. Pursuant to this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 No. 333-112471, the Registrant hereby declares that all 25,000 shares of common stock offered in connection with the Registration Statement have been transferred to the Registrant’s Chief Executive Officer.

In accordance with the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing a post-effective amendment on Form S-8 and has authorized this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Seattle, State of Washington, February 12, 2004.

HUNGARIAN TELEPHONE AND CABLE CORP.

By:	/s/ Peter T. Noone

Peter T. Noone General Counsel and Authorized Representative on behalf of the Registrant and the Registrant’s Board of Directors